UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2021

Glatfelter Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 Congress Street, Suite 600, Charlotte, North Carolina	28209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 704 885-2555

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Indenture and 4.750% Senior Notes due 2029

On October 25, 2021, Glatfelter Corporation (the “Company”) completed its offering of $500 million aggregate principal amount of 4.750% senior notes due 2029 (the “Notes”). The Notes are guaranteed on a senior unsecured basis, jointly and severally, by each of the Company’s existing and future domestic restricted subsidiaries that guarantees the Company’s obligations under the Company’s credit facility (the “Credit Facility”), which includes the Company’s revolving credit facility and term loan A facility, and/or certain other indebtedness (the “Guarantees”). The Notes were issued pursuant to an indenture dated as of October 25, 2021 (the “Base Indenture”), as supplemented by the supplemental indenture dated as of October 25, 2021 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Company, certain subsidiaries of the Company party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

The net proceeds from the offering of the Notes, together with cash on hand, are expected to be used to pay the purchase price of the acquisition of PMM Holding (Luxembourg) AG (“Jacob Holm”), to repay certain indebtedness of Jacob Holm, to repay outstanding revolving borrowings under the Company’s Credit Facility, and to pay estimated fees and expenses.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes were offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

The Notes will mature on November 15, 2029. Interest on the Notes accrues at the rate of 4.750% per annum and is payable semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2022.

The Notes and the Guarantees are the Company’s and the Guarantors’ senior unsecured obligations, respectively, and rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior unsecured indebtedness and senior in right of payment to any of the Company’s and the Guarantors’ future subordinated indebtedness.

At any time prior to November 15, 2024, the Company may redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the applicable “make-whole” premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption. On and after November 15, 2024, the Company may redeem the Notes, in whole or in part, at the redemption prices specified in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. Additionally, prior to November 15, 2024, the Company may redeem up to 40% of the original aggregate principal amount of the Notes at any time and from time to time with the net cash proceeds of certain equity offerings at a price equal to 104.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

In addition, in the event that (i) the Jacob Holm acquisition has not become effective on or prior to April 22, 2022 or (ii) if, prior to becoming effective, the Jacob Holm acquisition lapses, is withdrawn or otherwise terminates in accordance with the terms of the Jacob Holm Share Purchase Agreement (as defined in the Indenture) (the earliest of either such date under clause (i) or (ii), the “Trigger Date”), then the Company will be required to redeem all outstanding Notes on the fifth business day following the Trigger Date (the “Special Mandatory Redemption Date”), at a special mandatory redemption price equal to 100.0% of the principal amount of the Notes, plus accrued and unpaid interest thereon (if any) to, but not including, the Special Mandatory Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If a Change of Control (as defined in the Indenture) occurs, each holder of Notes will have the right to require the Company to purchase all or a portion of its Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

The Indenture contains covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur or permit to exist certain liens, (ii) sell, transfer or otherwise dispose of assets, (iii) consolidate, amalgamate, merge or sell all or substantially all of our assets, (iv) enter into transactions with affiliates, (v) enter into agreements restricting our subsidiaries’ ability to pay dividends, (vi) incur additional indebtedness, (vii) pay dividends or make other distributions or repurchase or redeem our capital stock, (viii) prepay, redeem or repurchase certain debt and (ix) make loans and investments. These covenants are subject to a number of exceptions, limitations and qualifications as set forth in the Indenture.

The Indenture provides for customary events of default (subject, in certain cases, to customary grace periods), which include nonpayment on the Notes, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness over a specified threshold, failure to pay certain judgments over a specified threshold and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee under the Indenture or holders of at least 30% of the aggregate principal amount of all then outstanding Notes of the applicable series may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes of such series to be due and payable immediately.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the actual terms of the respective documents. Copies of the Base Indenture, the Supplemental Indenture and the form of the Notes are attached as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and each is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 under the heading “Indenture and 4.750% Senior Notes due 2029” is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of October 25, 2021, among Glatfelter Corporation, the subsidiaries of Glatfelter Corporation party thereto and Wilmington Trust, National Association, as trustee.

4.2	Supplemental Indenture, dated as of October 25, 2021, among Glatfelter Corporation, the subsidiaries of Glatfelter Corporation party thereto and Wilmington Trust, National Association, as trustee.

4.3	Form of 4.750% Senior Note due 2029 (included as Exhibit A to the Supplemental Indenture filed as Exhibit 4.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glatfelter Corporation

October 25, 2021	By:	/s/ Samuel L. Hillard
		Name:	Samuel L. Hillard
		Title:	Senior Vice President, Chief Financial Officer